Exhibit 99.1

Dear Fellow Shareholders,

A new and exciting year is upon us. I'd like to take this opportunity to give my sincere “Thank You” to all of our Shareholders. I recognize that, through your investment in the Company, you are expressing your confidence in our ability to execute and succeed. The Board of Directors, Management and I all take that responsibility to heart, and intend to be relentless in our pursuit to deliver results. The management team is committed to you, the Shareholder, and the value of your investment and your loyalty in us. We have accomplished so much in 2015, and already in January 2016.

While I am excited about the future of our Company, I also want to take this opportunity to apologize to you directly. We have been so busy with operations that we have failed to communicate the entire story, and all of the achievements we have worked so hard to accomplish. The absence of communication of our ‘vision’ has created some confusion in our ‘brand awareness’. For that, we are truly sorry. Moving forward, changes have been made and systems have been put in place to refocus and reposition the Company to deliver a clear and concise story. I am eager to communicate to you and the investing public all that we have achieved, what we are committed to do, and how we are going to do it. But, “talk is cheap” and there is a lot to cover, so let’s get down to business.

What We Have Achieved

2015 was full of many significant achievements. We elected to change the corporate name of the Company to American Patriot Brands, Inc. in order to properly communicate the clearly-defined market of our Company, that of a multi-brand owner and operator of gourmet food trucks.

The Grilled Cheese Truck™ division, and brand, will continue to be owned and operated by the Company, and our ticker symbol GRLD will remain unchanged. The name ‘American Patriot Brands’ comes from our unwavering dedication to our United States Veterans. We have a chance to affect many lives. It has been our dream and prayer to honor our qualified veterans by offering them the ability to find jobs as well as own their own small businesses as franchisees through the growth of our Grilled Cheese Trucks and other branded gourmet food trucks.

Internally, we have strengthened our Board of Directors and management team. On the Management side, in early 2015 Al Hodges joined our company as our CEO, and later in the year Scott Cosper joined us as our CFO. Both Al and Scott are experienced professionals possessing the ability to execute on our Company’s rapid growth, and to grow a sensible infrastructure that will enable us in our strategy to lead and dominate the mobile food truck industry while partnering with qualified Veteran operators. On the Board side, Peter Freix has joined the Board as a Director. Pete’s management experience in early stage rapid growth companies, such as PC Mall and Dell, adds a relevant component of specific experience in early stage “first mover” companies like ours.

We have executed a $3 million acquisition and working capital facility that will provide working and acquisition capital, strengthen the balance sheet, and create a capital reserve for both unforeseen challenges and immediate future opportunities.

Since our stock began trading in 2015, our average daily volume has steadily increased to over 50,000 shares a day, even with the recent poor performance of the market. We have held the course with our capital structure and kept it “non-toxic”, we have no “ratchets”, and have not done any toxic financings.

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CHAIRMAN’S LETTER TO SHAREHOLDERS/GRLD/JAN 27, 2016

One of our specific goals is to become the New York City leader in street food vending, and secure the best corners with our leading “brands”. We are pleased to have acquired the exclusive Master Rights to develop stores, trucks, and carts over the next 50 years for the iconic brand, Soupman™. You know the one … “No Soup For You”… as seen on the hit show ‘Seinfeld’. The addition of this top-selling brand and daily-utilization of Soupman’s existing infrastructure greatly assists us in entering the #1 street food market in the US (New York City location). Soupman™, now teamed with The Grilled Cheese Truck™ carts, offers the most iconic, desirable, and delicious street food combination in the city.

We have signed a definitive purchase agreement to acquire three (3) Ruby’s™ diners in the Philadelphia area. This acquisition will significantly increase our revenues and, as importantly, provide us the infrastructure required to launch numerous Veteran-operated Trucks and Carts in the market, with minimal capital expenditures required. This acquisition is expected to increase our annual revenues by greater than 100%, and the units are cash flow positive. The acquisition is accretive, with approximately one-half of the purchase price being restricted stock.

We entered into an Asset Purchase Agreement to acquire all of the assets of The Lobos Truck™. Lobos is a top food truck company in the Los Angeles market. This acquisition has immediately increased our Los Angeles monthly revenues by approximately 50%, and provides immediate scale, quality management, and efficiencies. Lobos adds another leading complimentary brand, and product expansion to the Company. Lobos was an accretive all-stock acquisition, and aligns the interest of Lobos management with our Shareholders.

Of course, there is risk around every corner. I’m sure I don’t need to tell you that the stock market has been in a decline for close to twelve months now. With these acquisitions and the streamlining of corporate overhead, our Company will have nearly tripled annual revenues, and taken the Company Cash Flow “EBITDA” from negative to positive. This is a virtuous fight, and the stakes are high - we won’t quit and we must play to win.

What We Have Committed to Do

Our Financial Goal and Focus for 2016: We expect to significantly increase our revenues to over $50,000,000 (annualized) by year-end, with EBITDA (look-back proforma basis) of over $5,000,000.

How We Are Going to Do It

I. Our Plan:

●	Make numerous accretive acquisitions of profitable stores, and leading top brand food truck companies;

●	Roll-out numerous mobile units (both Trucks & Carts) from the stores we acquire;

●	Increase our presence in “Large Gate” venues, such as convention centers, sporting arenas, universities, festivals, motorsports events, and schools;

●	Provide the best customer service, location management, and consumer desired operators in the industry;

●	Develop strategic partnerships and alliances; and

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 CHAIRMAN’S LETTER TO SHAREHOLDERS/GRLD/JAN 27, 2016

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Increase both the share price and daily volume of our stock (market willing). We hope to accomplish this with effective communication with investors and the market of our accomplishments. We will focus on “main street” America in seeking to attract new investors in our stock. Investors who want to see American companies succeed, more American jobs created, our economy strengthened, and the average guy having a shot at the ‘American Dream’.

II. Our Growth Strategy:

●	Dominate the mobile food industry through consolidation, especially during its infancy, while it is highly fragmented and there is an absence of significant competition;

●	Continue to secure the “Large Gates” of recurring revenues;

●	Add more proven brands to give our customers more choices ‘they want’, and secure market share quickly while our competitors are focused on slower organic growth; and

●	Position deserving Veterans to have a chance to help us to ‘dominate’ the mobile food space in America this decade, through serving as employees, unit owners, and joint venture partners.

III. Our Unique Advantages:

●	We are the first mover and currently the most equipped to consolidate the industry;

●	Our industry is in its infancy, it is projected to grow rapidly over the next decade to become a US$30B industry, and we anticipate substantial future growth as a company and an industry;

●	Our Company and our industry have millennial relevancy; and

●	The per unit economic performance of our existing Trucks and Carts in terms of revenue and margin are exceptional.

I am confident that we can become the leader in the rapidly-growing Gourmet Food Truck industry, offering the best and most desired products from numerous leading brands, both owned and acquired. We intend to give our Veterans a chance to be the dominant force in a new rapidly-growing industry that their existing skill sets are superior for. We will continue to partner with and give to organizations like the Orange County Rescue Mission.

Our goal is very ambitious and I recognize that when one sets such high sights that it is only natural for significant risk to accompany the opportunity, however I fully and firmly believe that our opportunity is greater than our risk. I feel our goal, strategy, and mission are correct and necessary.

The opportunity to realize an ‘outsized’ gain on one’s investment is greatest (perhaps only) at the beginning of an industry, we are at that point now, and we are aggressively and thoughtfully giving all that we have to seize this opportunity for all our Shareholders, and do our very best to add to our economy and create needed American jobs.

Thank You for your support, Happy New Year, and God Bless You,

/s/

Robbie Lee

Chairman of the Board of Directors

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 CHAIRMAN’S LETTER TO SHAREHOLDERS/GRLD/JAN 27, 2016